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                                                                   EXHIBIT 21.01

                       LIST OF REGISTRANT'S SUBSIDIARIES

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                         SUBSIDIARY                                   DOMICILED
                         ----------                                   ---------
Althofen Electronics GmbH                                     Austria
Flextronics International GmbH                                Austria
Hotman Handels Gmbh                                           Austria
Neutronics Electronics Industries Holding AG                  Austria
Conexao Informatica Ltda.                                     Brazil
FLX Cyprus Ltd.                                               Cyprus
Flextronics Holding Finland Oy                                Finland
Kyrel EMS Oyj                                                 Finland
Kyrel EMS France, SA                                          France
Astron Group Limited                                          Hong Kong
FICO Investment Holding Ltd.                                  Hong Kong
Flextronics Manufacturing (HK) Ltd.                           Hong Kong
Ecoplast Muanyagipari Termekeket Gyarto Kft.                  Hungary
Flextronics International Kft.                                Hungary
Flextronics Kft.                                              Hungary
Neutronics Components Elektronikel Alkatreszgyarto            Hungary
Mecha Design s.r.l.                                           Italy
DTM Latin America (L) Ltd.                                    Labuan
Flextronics International Marketing (L) Ltd.                  Labuan]
Flex International Marketing (L) Ltd.                         Malaysia
Flextronics International Latin America (L) Ltd.              Malaysia
Flextronics Malaysia Sdn. Bhd                                 Malaysia
Astron Technologies Ltd.                                      Mauritius
Flextronics de Mexico, S.A. de C.V.                           Mexico
Flextronics Interational Technolgia Ltda.                     Mexico
Flextronics Manufacturing Mex., SA de C.V.                    Mexico
Parque de Tecnologia Electronica, S.A. de C.V.                Mexico
Flextronics International Europe, B.V.                        Netherlands
Flextronics International N.V.                                Netherlands Antilles
Flextronics Interational Norway AS                            Norway
Advanced Lab Components                                       People's Republic of China
Flextronics Computer (Shekou) Ltd.                            People's Republic of China
Flextronics Industrial (Shenzhen) Co., Ltd.                   People's Republic of China
Flextronics Technology (Zhuhai) Limited                       People's Republic of China
Forest Keyboard Manufacturing (Shenzhen) Ltd.                 People's Republic of China
Zhuhai Dao Mon Choa Yi Electronics Co., Ltd.                  People's Republic of China
Flextronics International Singapore Pte Ltd.                  Singapore
Flextronics Singapore Pte Ltd.                                Singapore
Energipilot AB                                                Sweden
F.L. Tronics Holdings AB (aka Flextronics Holdings AB)        Sweden
F.L. Tronics International Sweden AB (aka Flextronics         Sweden
  International Sweden AB)
Flextronics Holding UK Limited                                United Kingdom
Flextronics International (UK) Ltd.                           United Kingdom
Flextronics Limited                                           United Kingdom
Circuit Board Assemblers, Inc.                                United States of America
DTM Products, Inc.                                            United States of America
EMC International, Inc.                                       United States of America
Flextronics Distribution, Inc.                                United States of America
Flextronics International Fremont, Inc.                       United States of America
Flextronics International USA, Inc.                           United States of America
Proactive Corporation                                         United States of America
Slalom Acquisition Corp.                                      United States of America
Summit Manufacturing Inc.                                     United States of America
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